UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

Creative Realities, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

22 Audrey Place, Fairfield, NJ 07004

(Address of principal executive offices)

(973) 244-9911

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 28, 2015, Creative Realities, Inc. offered and sold to certain accredited investors (the “Investors”) secured promissory notes in the aggregate principal amount of $1,250,000 and five-year warrants to purchase up to 2,232,142 shares of Creative Realities’ common stock at a per-share price of $0.28 (subject to adjustment), in a private placement exempt from registration under the Securities Act of 1933, all pursuant to a securities purchase agreement. The gross proceeds totaled $1,250,000. The company’s principal subsidiaries — Creative Realities, LLC, Wireless Ronin Technologies Canada, Inc., and Conexus World Global, LLC — were also parties to the securities purchase agreement and are co-makers of the secured convertible promissory notes. Obligations under the secured convertible promissory notes are secured by a grant of collateral security in all of the tangible assets of the co-makers pursuant to the terms of an amended and restated security agreement.

The secured promissory notes bear interest at the annual rate of 14% (12% payable in cash and 2% payable in the form of additional principal) with an initial maturity date of April 15, 2017, which may be extended at the sole discretion of each Investor to October 15, 2017. At any time prior to the maturity date, the Investors may convert the outstanding principal and accrued and unpaid interest into Creative Realities’ common stock at a conversion price equal to $0.28 per-share (subject to adjustment).

In connection with the private placement, Creative Realities and the Investors entered into registration rights agreements requiring Creative Realities to file a registration statement, on or prior to February 11, 2016, under the Securities Act of 1933 to register the resale of the shares of its common stock issuable upon conversion of the secured notes and upon exercise of the warrants.

Creative Realities offered the securities set forth in this Item 1.01 in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 thereunder. The company relied on this exemption based on the fact that the Investors are accredited investors. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the company, and is made only as required under applicable rules for filing current reports with the U.S. Securities and Exchange Commission, and as permitted under Rule 135c of the Securities Act of 1933.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 regarding Creative Realities’ sale of secured promissory notes and related warrants are hereby incorporated into this Item. Creative Realities’ obligations under the secured promissory notes may be accelerated upon customary events, such as payment defaults and events of bankruptcy.

Item 3.02.    Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 are hereby incorporated into this Item.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.

Date: December 28, 2015	By:	/s/ John Walpuck
John Walpuck
Chief Financial Officer

3